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                                                                       Exhibit 5
                                                                       ---------

                       [LETTERHEAD OF KIRKLAND & ELLIS]




                               January 10, 2000

KEMET Corporation
2835 KEMET Way
Simpsonville, South Carolina  29681


Ladies and Gentlemen:

          We are acting as special counsel to KEMET Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 5,750,000 shares of its Common Stock, par value $0.01 per share (the "Common Stock"), including 750,000 shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the "Commission") on December 17, 1999 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). Of the shares of Common Stock to be registered pursuant to the Registration Statement, up to 3,250,000 shares (including 750,000 shares to cover over-allotments, if any) are being offered by the Company (the "Primary Shares") and up to 2,500,000 shares are being offered by a certain selling stockholder (the "Secondary Shares").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company and (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Primary Shares and the original issuance of the Secondary Shares.

          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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KEMET Corporation
January 10, 2000
Page 2


          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

          (1) The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

          (2) The issuance of the Primary Shares has been duly authorized. When the Registration Statement becomes effective under the Act, when the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Primary Shares and when appropriate certificates representing the Primary Shares are duly countersigned and registered by the Company's transfer agent/registrar and delivered to the Company's underwriters against payment of the agreed consideration therefor in accordance with the underwriting agreement to be executed in connection with the offering, the Primary Shares will be validly issued, fully paid and nonassessable.

          (3) When the Registration Statement becomes effective under the Act and when appropriate certificates representing the Secondary Shares are duly countersigned and registered by the Company's transfer agent/registrar and delivered to the Company's underwriters against payment of the agreed consideration therefor in accordance with the underwriting agreement to be executed in connection with the offering, the Secondary Shares will be validly issued, fully paid and nonassessable.

          Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of the opinion in numbered paragraph (1), we have relied exclusively upon a recent certificate issued by the Delaware Secretary of State and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are

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KEMET Corporation
January 10, 2000
Page 3


in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-3 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering or offerings contemplated by the Registration Statement.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Primary Shares and the sale of the Secondary Shares.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.


                                    Sincerely,

                                    /s/ Kirkland & Ellis
                                    Kirkland & Ellis